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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]


                                 March 30, 2001

Remington Oil and Gas Corporation
8201 Preston Road, Suite 600
Dallas, Texas 75225-6211

Ladies and Gentlemen:

                  We have acted as counsel to Remington Oil and Gas Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3, as amended (Registration No. 333-57456) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of common stock, par value $0.01 ("Common Stock"), of the Company, having an aggregate initial public offering price not to exceed U.S. $110,000,000, on terms to be determined at the time of the offering. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

                  In arriving at the opinions expressed below, we have examined
(i) the Restated Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, (iii) the Prospectus and (iv) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents.

                  Based on the foregoing, and subject to the limitations and other qualifications set forth below, we are of the opinion that, when (a) the Company has taken all necessary action to approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and nonassessable.

                  The validity and enforceability of any of the obligations of the Company with reference to the Common Stock are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The opinion expressed above is also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.


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Remington Oil and Gas Corporation
March 30, 2001
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                  For the purposes of the opinion expressed above, we have
assumed that (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby, (3) all Common Stock will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (4) a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company (if applicable) and the other parties thereto.

                  We express no opinion other than as to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                  Very truly yours,

                                  /s/ ANDREWS & KURTH L.L.P.